EXHIBIT 99.1

Filed by Orrstown Financial Services, Inc.
Commission File No.: 033-18888

Taking it to THE NEXT LEVEL	Third Quarter Report • September 30, 2008

To our Shareholders, Customers, and Friends

Let’s face it; there hasn’t been much good news lately about banks in this country, or globally for that matter. However, it is important to know that not all banks are the same. Unlike some of the largest financial institutions, Orrstown Bank has never made one sub-prime or Alt-A (low documentation/no documentation) loan, nor did we purchase any preferred stock in government subsidized organizations like Fannie Mae or Freddie Mac. Throughout this financial crisis, Orrstown has continued to do business as usual—helping our customers and the communities we serve.

Despite the challenging national economic conditions, our core operating results across all business lines continue to be very solid. While our third quarter net consolidated income reflects a decrease over the same period last year, on a year-to-date basis our net earnings are up 5.3%. We are also pleased to note that total consolidated assets as of September 30, 2008 surpassed the one billion dollar mark for the first time, a significant milestone for our company.

Net income for the third quarter of 2008 was $3,163,000, compared to $3,427,000 during the same period last year. Primary earnings per share were $.49 for the third quarter of 2008, compared to $.53 per share during the third quarter of 2007. Increased provisions to the loan loss reserve, tighter net interest margins, and full integration of our state of the art operations center were primary contributors to lower earnings on a comparative quarter basis.

Net income for the nine months ending September 30, 2008 was $10,016,000, an increase of $506,000 compared to the same period last year. Primary earnings per share grew 5.4% for the first nine months from $1.48 per share in 2007 to $1.56 for 2008. Key year-to-date metrics continue to be very strong. Return on average tangible assets and return on average tangible equity were 1.49% and 17.55%, respectively, well above industry standards. The fourth quarter dividend of $.22 per share represents a 4.8% increase over the dividend of $.21 declared for the fourth quarter of 2007. For the year of 2008, total dividends increased 6.1% from $.82 per share to $.87 per share.

We are very proud to inform you that Orrstown continues to be recognized for significant accomplishments. This quarter I’m pleased to note that our institution was named one of Central Pennsylvania’s fastest growing companies for the seventh consecutive year! We were also chosen as a finalist by the Central Penn Business Journal as Business of the Year in the category of companies with 101 or more employees. These accolades demonstrate the quality of our growing organization.

Finally, I am pleased to report a very successful opening of our newest office located on Professional Court, just off the newly improved Eastern Boulevard in Hagerstown, Maryland. Our style of “hometown” personalized service is proving to be very popular in this new market and we are very excited about ongoing opportunities for growth. Vice President and Regional Senior Loan Officer, Terry Reiber, continues to do an outstanding job for our bank in the Hagerstown area. Recent additions to our Maryland team of banking professionals include Ed Hose, Business Banking Officer, and JD Pearl, Branch Executive Officer. Both men are seasoned bankers and have served the Washington County area for many years.

Orrstown is successfully weathering the current economic downturn and we are well positioned to take advantage of opportunities that may lie ahead. You can sleep at night knowing that Orrstown Financial Services, Inc. is strong, safe, and secure.

/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker President and Chief Executive Officer

Consolidated Balance Sheets

(Unaudited) (Dollars in thousands, except per share)	September 30,
	2008	2007
Assets
Cash and due from banks	$17,397	$14,769
Federal funds sold	2,362	6,530
Interest bearing deposits with banks	89	393
Investment securities	129,514	102,740
Loans	784,074	684,430
Less: allowance for loan losses	(6,588)	(5,643)

Net loans	777,486	678,787
Premises and equipment, net	30,898	22,217
Goodwill and intangible assets	21,249	21,430
Cash surrender value of life insurance	16,412	15,873
Accrued interest receivable	3,688	3,536
Other assets	9,196	5,838

Total assets	$1,008,291	$872,113

Liabilities
Deposits:
Non-interest bearing	$90,999	$87,152
Interest bearing	617,803	571,719

Total deposits	708,802	658,871

Short term borrowings	87,353	59,804
Long term debt	103,616	52,250
Accrued interest payable	1,081	1,045
Other liabilities	6,263	5,877

Total liabilities	907,115	777,847

Shareholders’ Equity
Common stock	336	336
Additional paid-in capital	82,581	82,515
Retained earnings	19,447	12,169
Accumulated other comprehensive income	(236)	333
Treasury stock	(952)	(1,087)

Total shareholders’ equity	101,176	94,266

Total liabilities and shareholders’ equity	$1,008,291	$872,113

Market Makers

Ferris, Baker Watts, Inc.	Ryan, Beck & Co., Inc.	Boenning & Scattergood, Inc.
1405 McFarland Road	18 Columbia Turnpike	Four Tower Bridge
Pittsburgh, PA 15216	Florham Park, NJ 07932	200 Barr Harbor Drive, Suite 300
877.282.1941	800.342.2325	West Conshohocken, PA 19428
800.883.1212
100 Light Street	Janney Montgomery Scott, LLC
Baltimore, MD 21202	1801 Market Street
877.840.0012	10th Floor
Philadelphia, PA 19103
800.526.6397

Certain statements in this report may constitute “forward looking statements” under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Orrstown Financial’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Orrstown Financial conducts its operations, fluctuations in interest rates, credit quality, and government regulation.

Consolidated Statements of Income

(Unaudited)	3 Months Ended September 30,		9 Months Ended September 30,
(Dollars in thousands, except per share)	2008	2007	2008	2007
Interest Income
Interest and fees on loans	$12,111	$12,481	$36,082	$35,679
Interest and dividends on investment securities	959	1,020	2,882	3,000
Interest on short term investments	28	155	207	556

Total interest and dividend income	13,098	13,656	39,171	39,235

Interest Expense
Interest on deposits	3,252	4,924	10,636	14,092
Interest on short-term borrowings	379	642	1,029	1,722
Interest on long-term debt	1,059	405	3,017	1,216

Total interest expense	4,690	5,971	14,682	17,030

Net interest income	8,408	7,685	24,489	22,205
Provision for loan losses	257	90	672	240

Net interest income after provision	8,151	7,595	23,817	21,965

Securities gains / (losses)	(75)	(12)	(27)	58
Other income	3,820	3,535	11,527	9,779
Other expense	7,316	6,220	20,901	18,314
Income before income tax	4,580	4,898	14,416	13,488
Income tax expense	1,417	1,471	4,400	3,978

Net income	$3,163	$3,427	10,016	9,510

Per Share Data
Basic earnings per share	$0.49	$0.53	$1.56	$1.48
Diluted earnings per share	$0.46	$0.51	$1.48	$1.41
Dividends per share	$0.22	$0.21	$0.65	$0.61
Performance Statistics
Return on average assets	1.31%	1.61%	1.44%	1.54%
Return on average tangible assets	1.36%	1.67%	1.49%	1.60%
Return on average equity	12.57%	14.70%	13.59%	13.95%
Return on average tangible equity	16.17%	19.36%	17.55%	18.49%

2008 Common Stock Information

	Market Price			Quarterly Dividend
	High	Low	Close
First Quarter	$31.50	$29.50	$30.10	$0.21
Second Quarter	33.96	29.10	30.00	0.22
Third Quarter	31.75	29.00	30.50	0.22

Total Trust Assets $393 Million

Board of Directors

Dr. Anthony F. Ceddia	Kenneth R. Shoemaker	Peter C. Zimmerman	DIRECTORS EMERITI
President Emeritus,	President and CEO,	Executive Vice President,
Shippensburg University	Orrstown Bank	Senior Operations Officer,	Richard M. Diffenbaugh
		Orrstown Bank	Eldon E. Funk
Jeffrey W. Coy	Glenn W. Snoke		Frank S. Heberlig
Vice Chairman of the Board,	President,	Joel R. Zullinger	Robert T. Henry
Commissioner,	Snoke’s Excavating	Chairman of the Board,	William O. Hykes
PA Gaming Control Board	and Paving, Inc.	Attorney-at-Law,	Galen L. Myers
		Zullinger Davis, P.C.	Raymond I. Pugh
Andrea Pugh	Denver L. Tuckey
President,	Secretary of the Board,	Mark K. Keller
PharmCare Consultants, LLC	Retired,	State Representative,
	Tuckey Mechanical Services, Inc.	86th District
Gregory A. Rosenberry		Orrstown Bank Board only
President & General Partner,	John S. Ward
Rosenberry Family Limited	President,
Partnership	Modern Transit Partnership

Executive Officers

Kenneth R. Shoemaker	Philip E. Fague	Bradley S. Everly	Jeffrey W. Embly
President,	Executive Vice President,	Senior Vice President,	Executive Vice President,
Chief Executive Officer	Treasurer and	Assistant Secretary and	Chief Commercial Officer
	Chief Retail Officer	Chief Financial Officer
Peter C. Zimmerman
Executive Vice President,
Senior Operations Officer

Office Locations

CAMP HILL	CHAMBERSBURG	HAGERSTOWN	NEW BLOOMFIELD
3045 Market Street	625 Norland Avenue	201 South Cleveland Avenue	1 South Carlisle Street
Camp Hill, PA 17011	Chambersburg, PA 17201	Hagerstown, MD 21740	New Bloomfield, PA 17068

CARLISLE	1725 Lincoln Way East	1020 Professional Court	ORRSTOWN
22 South Hanover Street	Chambersburg, PA 17202	Hagerstown, MD 21740	3580 Orrstown Road
Carlisle, PA 17013			Orrstown, PA 17244
	1355 Orchard Drive	MECHANICSBURG
427 Village Drive	Chambersburg, PA 17201	3 Baden Powell Lane	SHIPPENSBURG
Carlisle, PA 17015		Mechanicsburg, PA 17050	77 East King Street
	DUNCANNON		Shippensburg, PA 17257
2250 Spring Road	403 North Market Street	1110 East Simpson Street
Carlisle, PA 17013	Duncannon, PA 17020	Mechanicsburg, PA 17055
121 Lurgan Avenue
1 Giant Lane	GREENCASTLE	NEWPORT	Shippensburg, PA 17257
Carlisle, PA 17013	308 Carolle Street	15 North 2nd Street
	Greencastle, PA 17225	Newport, PA 17074	SPRING RUN
16400 Path Valley Road
		18 Newport Plaza	Spring Run, PA 17262
Newport, PA 17074

717.530.3530 or 1.888.ORRSTOWN • www.orrstown.com